UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010

SOLAR THIN FILMS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13549 (Commission File Number)	95-4359228 (IRS Employer Identification No.)

116 John Street, Suite 1120, New York, New York 10038 Telephone No.: (212) 629-8260 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 18, 2010, the Board of Directors of Solar Thin Films, Inc. (the "Company") dismissed RBSM LLP (“RBSM”) as the Company's independent registered public accounting firm. Additionally, effective August 18, 2010, the Board of Directors of the Company appointed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm.

The reports of RBSM on the Company's financial statements for each of the two most recent fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports issued by RBSM on their audit of the Company’s financial statements as of and for the fiscal years ended December 31, 2009 and 2008 included an explanatory paragraph in their opinion for such years as to the substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2009 and 2008 and through August 18, 2010, there were no disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to RBSM’s satisfaction, would have caused RBSM to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years. In addition, during the years ended December 31, 2009 and 2008 and through August 18, 2010, there were no “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2009 and 2008 and through August 18, 2010, neither the Company nor anyone acting on behalf of the Company consulted with Marcum regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.  In addition, no written or oral advice was provided by Marcum that was a factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues.

The Company requested RBSM to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  The requested letter, dated August 20, 2010, is attached as Exhibit 16.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2010, Mr. Robert M. Rubin resigned as the Chief Financial Officer of the Company. Mr. Rubin will remain as the Company’s Chief Executive Officer and Chairman of the Board of Directors.  There was no disagreement or dispute between Mr. Rubin and the Company which led to his resignation as Chief Financial Officer.

On August 18, 2010, the Board of Directors of the Company appointed Mr. Harry Shufrin as Chief Financial Officer and a member of the Board of Directors of the Company. There are no understandings or arrangements between Mr. Shufrin and any other person pursuant to which Mr. Shufrin was selected as an executive officer and director of the Company. Mr. Shufrin does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

A CPA since 1982, Harry Shufrin founded his New York City based Certified Public Accounting and Business consulting firm in 1997. Mr. Shufrin specializes in tax and financial planning, corporate finance and structuring as well as business advisory services for a diversified clientele, including members of various corporate boards. Mr. Shufrin has and continues to serve as the Treasurer and Corporate Secretary of numerous corporations in the Cable T.V., Telecommunications, Real Estate and Management Consulting industries. In the past he was a tax partner in a prominent international CPA firm and worked for the NYS Department of Taxation. He earned his Bachelor of Arts degree from Queens College in New York where he majored in both Accounting and Economics. Mr. Shufrin continued his education with extensive studies at the Masters of Taxation Program of Pace University, in New York.

In addition, on August 18, 2010, Dr. Boris Goldstein resigned as a director of the Company. There was no disagreement or dispute between Dr. Goldstein and the Company which led to his resignation as a director.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from RBSM LLP dated August 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Date: August 20, 2010	By:	/s/ Robert M. Rubin
Robert M. Rubin
Chief Executive Officer

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